UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2019

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive, Northlake, Texas 76262
(Address of Principal Executive Offices)

888-998-2468
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Farmer Bros. Co. (the “Company”) and Citibank, N.A. ("Citibank") entered into an International Swap Dealers Association, Inc. Master Agreement ("Master Agreement"), effective March 20, 2019, facilitating the Company to enter into derivative and/or hedging transactions ("Transactions") to manage the risk associated with its business relating to interest rates and/or commodity prices, and other potential risks from time to time. Initially, the Company intends to use the Master Agreement to manage its interest rate risk on up to $80.0 million of outstanding floating-rate indebtedness under the Company's revolving credit facility under the Amended and Restated Credit Agreement dated as of November 6, 2018 among the Company, the other loan parties thereto, JPMorgan Chase Bank, N.A. as Administrative Agent, Sole Bookrunner and Sole Lead Arranger, Citibank, N.A. and PNC Bank, National Association, as Co-Syndication Agents, Bank of America, N.A., Regions Bank and SunTrust Bank, as Co-Documentation Agents, and the other Lenders party thereto (the “Credit Agreement”). The Transactions will be governed by the Master Agreement, including the related Schedule to the ISDA Master Agreement (“Schedule”). The Company's obligations to Citibank under the Master Agreement are secured by the collateral which secures the loans under the revolving credit facility on a pari passu and pro rata basis with the principal of such loans. The Transactions may include swaps, caps, floors, collars, locks, forwards and options. The foregoing summary is qualified in its entirety by the complete text of the Master Agreement and the Schedule, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Pursuant to the Master Agreement, on March 27, 2019, the Company entered into a swap transaction with Citibank utilizing a notional amount of $80.0 million, with an effective date of April 11, 2019 and a maturity date of October 11, 2023 (the “Rate Swap”). The Rate Swap is intended to manage the Company’s interest rate risk on its floating-rate indebtedness under the Company’s revolving credit facility and provides for the Company to make monthly payments based on a fixed rate of 2.1975% in exchange for monthly payments based on a variable interest rate based on the 1-month London Interbank Offered Rate for deposits in U.S. dollars (determined by Citibank as Calculation Agent using the USD-LIBOR-BBA floating rate option, pursuant to the terms of the Rate Swap).

Citibank and its affiliates, have performed, currently perform and may in the future perform for the Company and its subsidiaries, various commercial banking and transfer agent services, for which they have received, and will receive, customary fees and expenses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)    The disclosure in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

10.1	ISDA Master Agreement, dated as of March 20, 2019, by and between Farmer Bros. Co. and Citibank, N.A.
10.2	Schedule to the ISDA Master Agreement, dated as of March 20, 2019, by and between Farmer Bros., Co. and Citibank, N.A.
10.3	Interest Rate Swap Confirmation, dated as of March 28, 2019, by and between Farmer Bros., Co. and Citibank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 29, 2019

FARMER BROS. CO.

By:	/s/ David G. Robson
David G. Robson
Treasurer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	ISDA Master Agreement, dated as of March 20, 2019, by and between Farmer Bros. Co., and Citibank, N.A.
10.2	Schedule to the ISDA Master Agreement, dated as of March 20, 2019, by and between Farmer Bros. Co. and Citibank, N.A.
10.3	Interest Rate Swap Confirmation, dated as of March 28, 2019, by and between Farmer Bros., Co. and Citibank, N.A.